UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

O.I. CORPORATION
(Exact Name of Registrant as Specified in Charter)

Oklahoma	000-6511	73-0728053
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

151 Graham Road
College Station, TX	77842-9010
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  (979) 690-1711

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into Material Definitive Agreement.

Amendment to Merger Agreement

On October 12, 2010, O.I. Corporation (“OI”) entered into the First Amendment to the Agreement and Plan of Merger (the “Amendment”), by and among OI, ITT Corporation (“ITT”) and Oyster Acquisition Corp. (“Acquisition Sub”), a wholly-owned subsidiary of ITT.  The Amendment amended the Agreement and Plan of Merger (the “Merger Agreement”), dated September 13, 2010, by and among OI, ITT and Acquisition Sub.  Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Acquisition Sub will merge with and into OI, and OI will become a wholly-owned subsidiary of ITT (the “Merger”).

Pursuant to the Amendment, to the extent that OI pays a contingent special dividend (the “Dividend”) to the holders of its common stock, such Dividend must be declared prior to the closing of the Merger but it may be paid immediately prior to or following the date of the Merger.  Pursuant to the Merger Agreement, the Dividend was to be paid immediately prior to the closing of the Merger.  In addition, the Amendment further clarifies that, to the extent the Dividend is paid following the Merger, the cash used to pay the Dividend shall not be included in OI’s “Net Cash Amount” as of the date of the Merger.

A copy of the Amendment is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

OI has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statements and other relevant materials with the Securities and Exchange Commission in connection with the proposed transaction. The proxy statement will be mailed to the shareholders of OI. Before making any voting or investment decision with respect to the proposed transaction, investors and shareholders of OI are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the proposed transaction, OI and ITT. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the definitive proxy statement and other relevant materials filed with the SEC by OI at its corporate web site at www.oico.com/oicorp in the Investor Relations section, or by contacting Investor Relations at O.I. Corporation, 151 Graham Road, P.O. Box 9010, College Station, TX 77842-9010.

OI and its officers and directors may be deemed to be participants in the solicitation of proxies from OI’s shareholders with respect to the proposed transaction. A description of any interests that these officers and directors have in the proposed transaction will be available in the proxy statement. In addition, ITT may be deemed to have participated in the solicitation of proxies from OI’s shareholders in favor of the approval of the proposed transaction. Information concerning ITT’s directors and executive officers is set forth in ITT’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 29, 2010 and Annual Report on Form 10-K for the year ended December 31, 2009. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to ITTs’ Investor Information page on its corporate web site at www.itt.com.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger dated October 12, 2010 by andamong O.I. Corporation, ITT Corporation and Oyster Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

By:	/s/ Bruce Lancaster
Bruce Lancaster
Chief Executive Officer and Chief Financial Officer

Date:  October 12, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger dated October 12, 2010 byand among O.I. Corporation, ITT Corporation and Oyster Acquisition Corp.